                                                                      EXHIBIT 99
                                                                       [ON LOGO]

  Everett Tackett                                   Dan Martin
  Director Public Relations                         Director Investor Relations
  ON Semiconductor                                  ON Semiconductor
  (602) 244-4534                                    (602) 244-4905
  everett.tackett@onsemi.com                        dan.martin@onsemi.com

              ON SEMICONDUCTOR ANNOUNCES FIRST QUARTER 2001 RESULTS


PHOENIX, ARIZ. - APRIL 25, 2001 - ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total product revenues in the first quarter of 2001 were $357.0 million, a decrease of 13% compared to the first quarter of 2000 and a decrease of 24% from the fourth quarter of 2000. Excluding amortization of intangibles, restructuring charges and the cumulative effect of an accounting change, the Company had a net loss of $12.7 million, or ($0.07) per diluted share, in the first quarter of 2001 compared to net income of $10.9 million, or $0.03 per diluted share, in the first quarter of 2000. Including amortization of intangibles, restructuring charges and the cumulative effect of an accounting change, the Company reported a net loss of $159.4 million, or ($0.92) per diluted share, in the first quarter of 2001 compared to net income of $7.9 million, or $0.01 per diluted share, in the first quarter of 2000.

      Effective January 1, 2001, the Company changed its accounting method for recognizing revenue on shipments to distributors. On that date, the Company began deferring revenues on shipments to distributors until products are resold to end users. The cumulative effect of this change in accounting method was a charge of $116.4 million (net of $38.8 million of income taxes) in the first quarter. For comparative commentary purposes, prior period figures are pro forma as if the change in distributor revenue recognition had been in effect in all periods discussed.

      Commenting on the accounting change, Dario Sacomani, senior vice president and chief financial officer, said, "Our new method of revenue recognition on shipments to distributors is a more conservative approach. This policy will increase the Company's focus on end user demand and will be an important first step in minimizing future volatility and excess inventory in the supply chain."

                                     -more-

ON Semiconductor Announces First Quarter 2001 Results
2-2-2-2

      As part of cost reduction actions, the Company also incurred restructuring charges of $38.0 million, or $26.8 million on an after-tax basis, in the first quarter of 2001 primarily associated with manufacturing and administrative overhead workforce reductions worldwide.

     Overall gross margin was 24.0% in the first quarter of 2001, down 7.2 percentage points from the first quarter of 2000 primarily due to lower unit shipments and resulting lower factory utilization. Operating expenses were significantly reduced in the quarter, particularly general and administrative expenses, which were cut 37% from the fourth quarter 2000, as a result of aggressive cost reduction actions. Earnings before interest, taxes, depreciation and amortization, excluding minority interests and restructuring charges in the first quarter of 2001 were $43.5 million, compared to $92.1 million in the first quarter of 2000.

     "Within this challenging business environment, we continue to stay focused on serving our customers, developing new products and executing on company-wide cost reductions. This continued drive to develop relationships, enrich our product portfolio and improve operational efficiency will strengthen our competitive position to better capitalize on a market upturn," said Steve Hanson, president and chief executive officer. "We are also accelerating several of our supply-chain initiatives with the intent of getting closer to our customers. These efforts will help us to better manage the inventory situation during abrupt changes in the market."

      For its second quarter outlook, the Company anticipates approximately flat to slightly down sequential revenues with slightly better gross and operating margins as compared to the first quarter of 2001 as the Company begins to realize the impact of cost reduction actions taken in the first quarter.

ABOUT ON SEMICONDUCTOR

    ON Semiconductor (Nasdaq: ONNN) is a global supplier of high-performance broadband and power management integrated circuits and standard semiconductors used in numerous advanced devices ranging from high-speed fiber optic networking equipment to the precise power management functions found in today's advanced portable electronics. For more information visit ON Semiconductor's Web site at http://www.onsemi.com.

                                      # # #

ON Semiconductor Announces First Quarter 2001 Results
3-3-3-3

ON Semiconductor and the ON Semiconductor logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

This press release includes "forward-looking statements" as that term is defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans," or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of manufacturing capacity, availability of raw materials, competitors' actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, restructuring programs and the impact of such programs, control of costs and expenses, inability to reduce manufacturing and general and administrative costs, litigation, risks associated with acquisitions, changes in management, changes in management, risks associated with our debt, and risks involving environmental or other governmental regulation. Additional factors that could affect the company's future operating results are described in Exhibit 99.1, entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000 and other factors as described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

ON Semiconductor Announces First Quarter 2001 Results
4-4-4-4

                                ON SEMICONDUCTOR
                 Unaudited Consolidated Statements of Operations
                     (in millions, except per share amounts)

                                                                                      THREE MONTHS ENDED
                                                                                      ------------------
                                                                                             APRIL 1, 2000
                                                                                             -------------
                                                                               MARCH 30,     PRO          AS
                                                                                2001        FORMA(1)  REPORTED
                                                                               -------      --------  --------
Revenues:
                Net product revenues                                        $   357.0   $   412.5   $   451.5
                Foundry revenues from Motorola                                    3.5        35.3        35.3
                                                                                -----        ----        ----
                            Total revenues                                      360.5       447.8       486.8
Cost of sales                                                                   273.9       307.9       323.4
                                                                                -----        ----        ----
Gross profit                                                                     86.6       139.9       163.4
                                                                                -----        ----        ----
Operating expenses:
                Research and development                                         22.9        11.2        11.2
                Selling and marketing                                            23.8        19.6        19.6
                General and administrative                                       36.8        51.0        51.0
                Amortization of goodwill and other intangibles                    5.8         --          --
                Restructuring and other charges                                  38.0         4.8         4.8
                                                                                -----        ----        ----
                            Total operating expenses                            127.3        86.6        86.6
                                                                                -----        ----        ----
Operating income (loss)                                                         (40.7)       53.3        76.8
                                                                                -----        ----        ----
Other income (expenses), net:
                Interest expense                                                (29.2)      (34.7)      (34.7)
                Equity in earnings (losses) of joint ventures                     0.6        (0.2)       (0.2)
                Gain on sale of investment in joint venture                       3.1         --          --
                                                                                -----        ----        ----
                            Other income (expenses), net                        (25.5)      (34.9)      (34.9)
                                                                                -----        ----        ----
Income (loss) before income taxes, minority interests and
  cumulative effect of accounting change                                        (66.2)       18.4        41.9
Provision for income taxes                                                       22.7        (9.8)      (15.7)
Minority interests                                                                0.5        (0.7)       (0.7)
                                                                                -----        ----        ----
Net income (loss) before cumulative effect of accounting change                 (43.0)        7.9        25.5
Cumulative effect of accounting change (net of tax)                            (116.4)         --          --
                                                                                -----        ----        ----
Net income (loss)                                                              (159.4)        7.9        25.5
Less: Redeemable preferred stock dividends                                     --            (6.6)       (6.6)
                                                                            ---------   ---------   ---------
Net income (loss) available for common stock                                $  (159.4)  $     1.3   $    18.9
                                                                            =========   =========   =========

Earnings (loss) per common share (1):
   Basic:
               Net income (loss) before cumulative effect of
               accounting change                                            $    (0.25) $     0.01  $     0.14
               Cumulative effect of accounting change                            (0.67)        --          --
                                                                                 -----        ----        ----
               Net income (loss)                                            $    (0.92) $     0.01  $     0.14
                                                                             =========   =========   =========
   Diluted:
               Net income (loss) before cumulative                          $    (0.25) $     0.01  $     0.13
               effect of accounting change
               Cumulative effect of accounting change                            (0.67)        --          --
                                                                            ----------   ---------   ---------
               Net income (loss)                                            $    (0.92) $     0.01  $     0.13
                                                                             =========   =========   =========

Weighted average common shares outstanding:
                Basic                                                           172.8       136.7       136.7
                                                                            =========   =========   =========
                Diluted                                                         172.8       142.4       142.4
                                                                            =========   =========   =========

Earnings (loss) excluding amortization of intangibles
 and other charges:
                Net income (loss)                                           $  (159.4)  $     7.9   $    25.5
                Add:  Amortization of goodwill and
                         other intangibles (net of tax)                           3.5          --          --
                      Restructuring and other charges (net of tax)               26.8         3.0         3.0
                      Cumulative effect of accounting
                         change (net of tax)                                    116.4         --          --
                                                                                -----        ----        ----
                Earnings (loss) excluding amortization of intangibles
                  and other charges                                             (12.7)       10.9        28.5
                Less: Redeemable preferred stock dividends                     --            (6.6)       (6.6)
                                                                                -----        ----        ----
                Net income (loss) available for common stock                $   (12.7)  $     4.3   $    21.9
                                                                            =========   =========   =========
                Earnings (loss) per diluted share (2)                       $   (0.07)  $    0.03   $    0.15
                                                                            =========   =========   =========

----------------------
(1) Pro forma results for the quarter ended April 1, 2000 reflect the change in revenue recognition on shipments to distributors.

(2) Basic earnings (loss) per common share are computed by dividing net income (loss) available for common stock (net income (loss) less dividends accrued on the redeemable preferred stock) by the weighted average number of common shares outstanding during the period. Diluted earnings per share incorporates the incremental shares issuable upon the assumed exercise of stock options.

ON Semiconductor Announces First Quarter 2001 Results
5-5-5-5

                                ON SEMICONDUCTOR
                           Consolidated Balance Sheets
                                  (in millions)



                                                                                    DECEMBER 31, 2000
                                                                  MARCH 30,         -----------------
                                                                   2001         PRO FORMA       AS REPORTED
                                                                   ----         ---------       -----------
ASSETS
Cash and cash equivalents                                          $ 74.7         $ 188.9         $ 188.9
Receivables, net                                                    190.2           272.1           271.2
Inventories                                                         276.2           258.1           258.1
Other current assets                                                 51.4            39.6            39.6
Deferred income taxes                                               101.0            79.5            40.7
                                                                  -------         -------         -------
        Total current assets                                        693.5           838.2           798.5
Property, plant and equipment, net                                  658.2           648.2           648.2
Deferred income taxes                                               292.3           286.8           286.8
Investments in joint ventures                                        28.7            45.3            45.3
Goodwill and other intangibles, net                                 135.0           140.8           140.8
Other assets                                                        105.0           103.4           103.4
                                                                ---------       ---------       ---------
        Total assets                                            $ 1,912.7       $ 2,062.7       $ 2,023.0
                                                                =========       =========       =========

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY

Accounts payable                                                  $ 144.9         $ 175.0         $ 175.0
Accrued expenses                                                    115.9           158.2           184.3
Income taxes payable                                                 14.7            22.3            22.3
Accrued interest                                                     11.2            17.9            17.9
Deferred income on shipments to distributors                        155.0           182.2          --
Current portion of long-term debt                                    11.0             5.6             5.6
                                                                  -------         -------         -------
        Total current liabilities                                   452.7           561.2           405.1
Long-term debt                                                    1,251.2         1,252.7         1,252.7
Other long-term liabilities                                          29.1            20.8            20.8
                                                                  -------         -------         -------
        Total liabilities                                         1,733.0         1,834.7         1,678.6
                                                                  -------         -------         -------
Minority interests in consolidated subsidiaries                       6.0             6.7             6.7
                                                                  -------         -------         -------
Common stock                                                          1.7             1.7             1.7
Additional paid-in capital                                          735.1           730.4           730.4
Accumulated other comprehensive income                              (10.0)           (0.7)           (0.7)
Accumulated deficit                                                (553.1)         (510.1)         (393.7)
                                                                  -------         -------         -------
        Total stockholders' equity                                  173.7           221.3           337.7
                                                                  -------         -------         -------
        Total liabilities, minority interests and
           stockholders' equity                                 $ 1,912.7       $ 2,062.7       $ 2,023.0
                                                                ---------       ---------       ---------